 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in Post-Effective Amendment No. 1 to this Registration Statement on Form S-1 of our report dated March 31, 2014, relating to the financial statements of Rich Star Development Corp. We also consent to the reference to our firm under the headings “Experts” in such registration statement.

/s/L.L. Bradford & Company, LLC

Las Vegas, Nevada June 19, 2014